Exhibit 1.01

EATON CORPORATION plc
CONFLICT MINERALS REPORT
FOR THE YEAR ENDED DECEMBER 31, 2014
This Conflict Minerals Report (Report) is filed as an exhibit to Eaton’s Form SD as required by Rule 13p-1 (the Rule) under the Securities Exchange Act of 1934, as amended.
Eaton Corporation plc (Eaton, the Company, we, us or our) is required to perform a reasonable country of origin inquiry into the sources of necessary conflict minerals in our products and disclose the results of such diligence. Conflict minerals have been defined as tin, tantalum, tungsten and gold (the Minerals). The design of our due diligence and related results are described below.
A copy of Eaton Corporation plc's Conflict Minerals Report is publicly available at www.eaton.com under "Sustainability" in "Conflict Minerals". The contents of our website referred to in this Report are not incorporated by reference into this Report.

1. COMPANY OVERVIEW
Eaton Corporation plc is a power management company with 2014 net sales of $22.6 billion. The Company provides energy-efficient solutions that help its customers effectively manage electrical, hydraulic and mechanical power more efficiently, safely and sustainably.
Eaton has five business segments: Electrical Products, Electrical Systems and Services, Hydraulics, Aerospace and Vehicle. Purchased raw materials and parts are varied and are sourced from many suppliers. Eaton has a substantial number of suppliers globally that span across our five business segments. Our supply chain is multi-tiered and Eaton is typically several levels removed from the mines, smelters and refiners. Eaton does not purchase any Minerals directly from mines, smelters or refiners. Therefore, Eaton must rely on its suppliers to provide information about the origin of the Minerals in its products. Some of Eaton’s products may contain the Minerals either from recycled sources or in their processed form.
For additional information about our business segments, including the wide variety of products manufactured in each segment, refer to Eaton's 2014 Form 10-K.

2. REASONABLE COUNTRY OF ORIGIN INQUIRY
For the reporting period from January 1 through December 31, 2014, Eaton conducted a good faith reasonable country of origin inquiry of the Minerals that are necessary to the functionality or production of the products that Eaton manufactured or contracted with others to manufacture during the reporting period. Based on this reasonable country of origin inquiry, Eaton was unable to conclude that these Minerals did not originate from the Democratic Republic of the Congo (the DRC) or adjoining countries. Accordingly, Eaton undertook due diligence measures on the source and chain of custody of the identified necessary Minerals.

3. ESTABLISHMENT OF COMPANY MANAGEMENT SYSTEMS
Eaton has taken steps to develop strong company management systems pertaining to the use of Minerals in our products and supply chain. These include the development of a conflict minerals policy, which is available at http://www.eaton.com/Eaton/OurCompany/ConflictMinerals/index.htm. In addition, we have implemented an internal management structure to manage and oversee Eaton’s conflict minerals activities consisting of a dedicated Conflict Minerals team and executive-level Conflict Minerals Steering Committee. We have also established formal requirements for suppliers related to the use and reporting of Minerals, including the implementation of a supplier conflict minerals solicitation process utilizing tools created by the Conflict-Free Sourcing Initiative (CFSI) which includes the Conflict Minerals Reporting Template (CMRT). Finally, we maintain a global ethics e-mail address and telephone helpline which can be used by employees, suppliers or other stakeholders to report any concerns relating to Eaton’s Minerals activities.

4. DUE DILIGENCE

4.1 Design of Due Diligence

Our due diligence measures were designed to conform, in all material respects, with the due diligence framework set forth in The Organisation for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related Supplements for tin, tantalum, and tungsten and for gold. Pursuant to this framework, we undertook to: (a) identify and assess risks in our supply chain, (b) design and implement a strategy to respond to the risks identified, (c) support the development and implementation of independent third party audits of smelter and refiner sourcing, and (d) report on the results of our supply chain due diligence.

4.2 Due Diligence Measures Performed

a. Identify and Assess Risks in our Supply Chain

As a downstream user of Minerals, Eaton is many layers removed from the mine or location from which the Minerals originated and the smelters and refiners which processed the Minerals. We solicited relevant suppliers using due diligence tools created by the CFSI, including the CMRT. Our solicitation letter included an explanation of the Minerals and the related legal regulations, a request for suppliers to comply with the regulations and respond to us, and our contact information to direct any questions. Additional solicitations were sent to suppliers that did not respond or provide sufficient information. Through this process, during 2014, we solicited approximately 3,500 suppliers.

We verified the information provided by our suppliers (to the extent possible) by comparing it to the information contained on the CFSI website. Through this process, for suppliers who provided names of smelters and refiners, we confirmed the validation status of those supplier-reported smelters and refiners. For those suppliers who provided country of origin information for the Minerals, we confirmed the listed countries of origin for each smelter and refiner if that information was available on the CFSI website.

b. Design and Implement a Strategy to Respond to Identified Risks

Eaton’s strategy to respond to identified risks includes the development of a conflict minerals policy, referenced above. This policy is also included in Eaton’s Supplier Code of Conduct (the Code) and Supplier Excellence Manual (the Manual). Both the Code and the Manual are used to communicate expectations to our suppliers, including expectations relating to the use and sourcing of the Minerals. In particular, the Code and the Manual require our suppliers to perform due diligence into their respective supply chains to determine whether products sold to us contain Minerals, and whether, and to what extent, the Minerals are sourced from DRC conflict-free smelters and refiners, and to report to Eaton the results of this due diligence. The Code and the Manual are available on our website at www.eaton.com.

Eaton monitors the information received from suppliers in response to our solicitations, and periodically shares summaries of this information with our Conflict Minerals Steering Committee. Eaton is a member of CFSI and uses data from the CFSI to confirm the validation status of supplier-reported smelters and refiners, as well as reported country of origin information related to the Minerals sourced from such smelters or refiners, if available.

c. Support the Development and Implementation of Independent Third-Party Audits of Smelter and Refiner Sourcing

As a downstream user of Minerals, Eaton and its direct supply chain are many layers removed from the mine or location from which the Minerals originated and smelters and refiners that process the Minerals. Through our membership and participation in the CFSI, we collaborate at a cross-industry level, and we continue to support the development and implementation of due diligence practices and tools such as the CMRT.

d. Report on Supply Chain Due Diligence

Eaton publicly communicates our conflict minerals policy, due diligence activities and related supplier expectations on our website and in our Form SD and Conflict Minerals Report available at: http://www.eaton.com/Eaton/OurCompany/ConflictMinerals/index.htm

5. RESULTS OF REVIEW
For the reporting period of January 1, 2014 through December 31, 2014, Eaton solicited approximately 3,500 suppliers to gather detailed information regarding the existence of the Minerals in products sold to us, as well as the origin and chain of custody of the Minerals, using the CMRT. Based on the information provided by Eaton’s suppliers and our own due diligence efforts through December 31, 2014, we do not have sufficient information to conclusively determine the countries of origin or chain of custody of Minerals in our products. A majority of our suppliers responded that their materials did not contain the Minerals, they used recycled materials, they were unable to determine whether the products they sold to us contained Minerals, or they were still in the process of evaluating the source of the Minerals in their products.

Based on the information provided by our suppliers, Eaton believes the smelters and refiners that may have been used to produce Minerals in Eaton’s products include those listed on Annex I. Based on information provided by our suppliers and information available from the CFSI, Eaton believes that the countries of origin of Minerals processed by these smelters and refiners includes the countries listed on Annex II. Of the supplier-reported smelters or refiners, 19 were identified as potentially sourcing Minerals from the DRC or adjoining countries; however, all 19 of these smelters or refiners are indicated by CFSI to be conflict-free. Eaton found no reasonable basis for concluding that any Minerals known to be in its supply chain directly or indirectly financed or benefitted armed groups in the DRC or surrounding countries.

6. STEPS TAKEN TO MITIGATE RISK
Eaton intends to continue to evaluate its due diligence program, and, in particular, intends to annually review the criteria used to select suppliers for solicitation. We intend to continue to engage with our suppliers to identify the Minerals used within our supply chain, as well as the origin and chain of custody of those Minerals. We intend to continue to engage with third party programs such as the CFSI. Finally, to the extent any Eaton supplier is found to be using not-yet-validated smelters and refiners within its supply chain, Eaton intends to engage that supplier and re-communicate our requirement for suppliers to commit to be DRC conflict-free, as per Eaton’s policy.

ANNEX I

Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Gold	Advanced Chemical Company	United States
Gold	Aida Chemical Industries Co. Ltd.	Japan
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Córrego do Sítio Mineração	Brazil
Gold	Argor-Heraeus SA	Switzerland
Gold	Asahi Pretec Corporation	Japan
Gold	Asaka Riken Co Ltd	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	Aurubis AG	Germany
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Bauer Walser AG	Germany
Gold	Boliden AB	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	Caridad	Mexico
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Cendres + Métaux SA	Switzerland
Gold	Chimet S.p.A.	Italy
Gold	Chugai Mining	Japan
Gold	Daejin Indus Co. Ltd	Republic of Korea
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Do Sung Corporation	Republic of Korea
Gold	Doduco	Germany
Gold	Dowa	Japan
Gold	Eco-System Recycling Co., Ltd.	Japan
Gold	FSE Novosibirsk Refinery	Russian Federation
Gold	Gansu Seemine Material Hi-Tech Co Ltd	China
Gold	Guangdong Jinding Gold Limited	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Ltd. Hong Kong	Hong Kong
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	Hunan Chenzhou Mining Group Co., Ltd.	China
Gold	Hwasung CJ Co. Ltd	Republic of Korea
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Company Limited	China
Gold	Johnson Matthey Inc	United States
Gold	Johnson Matthey Ltd	Canada
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JSC Uralelectromed	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kazzinc Ltd	Kazakhstan

Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Gold	Kennecott Utah Copper LLC	United States
Gold	Kojima Chemicals Co., Ltd	Japan
Gold	Korea Metal Co. Ltd	Republic of Korea
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	L' azurde Company For Jewelry	Saudi Arabia
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	China
Gold	LS-NIKKO Copper Inc.	Republic of Korea
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	China
Gold	Materion	United States
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metalor Technologies (Hong Kong) Ltd	Hong Kong
Gold	Metalor Technologies (Singapore) Pte. Ltd.	Singapore
Gold	Metalor Technologies SA	Switzerland
Gold	Metalor USA Refining Corporation	United States
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	Mexico
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	Nihon Material Co. LTD	Japan
Gold	Ohio Precious Metals, LLC	United States
Gold	Ohura Precious Metal Industry Co., Ltd	Japan
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	Russian Federation
Gold	OJSC Kolyma Refinery	Russian Federation
Gold	PAMP SA	Switzerland
Gold	Penglai Penggang Gold Industry Co Ltd	China
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Précinox SA	Switzerland
Gold	Rand Refinery (Pty) Ltd	South Africa
Gold	Royal Canadian Mint	Canada
Gold	Sabin Metal Corp.	United States
Gold	Samduck Precious Metals	Republic of Korea
Gold	SAMWON METALS Corp.	Republic of Korea
Gold	Schone Edelmetaal	Netherlands
Gold	SEMPSA Joyería Platería SA	Spain
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	China
Gold	Sichuan Tianze Precious Metals Co., Ltd	China
Gold	So Accurate Group, Inc.	United States
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Solar Applied Materials Technology Corp.	Taiwan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	The Great Wall Gold and Silver Refinery of China	China
Gold	The Refinery of Shandong Gold Mining Co. Ltd	China
Gold	Tokuriki Honten Co., Ltd	Japan

Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Gold	Tongling nonferrous Metals Group Co.,Ltd	China
Gold	Torecom	Republic of Korea
Gold	Umicore Brasil Ltda	Brazil
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Umicore SA Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States
Gold	Valcambi SA	Switzerland
Gold	Western Australian Mint trading as The Perth Mint	Australia
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	Japan
Gold	Yokohama Metal Co Ltd	Japan
Gold	Yunnan Copper Industry Co Ltd	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	Zijin Mining Group Co. Ltd	China
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	Conghua Tantalum and Niobium Smeltry	China
Tantalum	Duoluoshan	China
Tantalum	Exotech Inc.	United States
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Global Advanced Metals Boyertown	United States
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum	H.C. Starck Co., Ltd.	Thailand
Tantalum	H.C. Starck GmbH Goslar	Germany
Tantalum	H.C. Starck Inc.	United States
Tantalum	H.C. Starck Ltd.	Japan
Tantalum	H.C. Starck Smelting GmbH & Co.KG	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Hi-Temp Specialty Metals, Inc.	United States
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., LTD	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	KEMET Blue Metals	Mexico
Tantalum	KEMET Blue Powder	United States
Tantalum	King-Tan Tantalum Industry Ltd	China
Tantalum	LSM Brasil S.A.	Brazil
Tantalum	Metallurgical Products India (Pvt.) Ltd.	India
Tantalum	Mineração Taboca S.A.	Brazil
Tantalum	Mitsui Mining & Smelting	Japan
Tantalum	Molycorp Silmet A.S.	Estonia
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	Plansee SE Liezen	Austria
Tantalum	Plansee SE Reutte	Austria
Tantalum	QuantumClean	United States
Tantalum	RFH Tantalum Smeltry Co., Ltd	China
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	Taki Chemicals	Japan
Tantalum	Telex	United States
Tantalum	Ulba	Kazakhstan

Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	China
Tantalum	Zhuzhou Cement Carbide	China
Tin	Alpha	United States
Tin	China Tin Group Co., Ltd.	China
Tin	CNMC (Guangxi) PGMA Co. Ltd.	China
Tin	Cooper Santa	Brazil
Tin	CV Gita Pesona	Indonesia
Tin	CV Serumpun Sebalai	Indonesia
Tin	CV United Smelting	Indonesia
Tin	Dowa	Japan
Tin	EM Vinto	Bolivia
Tin	Estanho de Rondônia S.A.	Brazil
Tin	Fenix Metals	Poland
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	China
Tin	Gejiu Zi-Li	China
Tin	Huichang Jinshunda Tin Co. Ltd	China
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China
Tin	Linwu Xianggui Smelter Co	China
Tin	Magnu's Minerais Metais e Ligas LTDA	Brazil
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Melt Metais e Ligas S/A	Brazil
Tin	Mineração Taboca S.A.	Brazil
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	Nankang Nanshan Tin Manufactory Co., Ltd	China
Tin	Novosibirsk Integrated Tin Works	Russian Federation
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	Operaciones Metalurgical S.A.	Bolivia
Tin	PT Alam Lestari Kencana	Indonesia
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Bangka Kudai Tin	Indonesia
Tin	PT Bangka Putra Karya	Indonesia
Tin	PT Bangka Timah Utama Sejahtera	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT BilliTin Makmur Lestari	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Fang Di MulTindo	Indonesia
Tin	PT Inti Stania Prima	Indonesia
Tin	PT JusTindo	Indonesia
Tin	PT Karimun Mining	Indonesia
Tin	PT Mitra Stania Prima	Indonesia

Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Pelat Timah Nusantara Tbk	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT REFINED BANGKA TIN	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Seirama Tin investment	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Supra Sukses Trinusa	Indonesia
Tin	PT Tambang Timah	Indonesia
Tin	PT Timah (Persero), Tbk	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	Rui Da Hung	Taiwan
Tin	Soft Metais, Ltda.	Brazil
Tin	Thaisarco	Thailand
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	China
Tin	Yunnan Tin Company, Ltd.	China
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp.	United States
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	H.C. Starck GmbH	Germany
Tungsten	H.C. Starck Smelting GmbH & Co.KG	Germany
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Kennametal Fallon	United States
Tungsten	Kennametal Huntsville	United States
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	Vietnam
Tungsten	Wolfram Bergbau und Hütten AG	Austria
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China

ANNEX II
COUNTRIES OF ORIGIN OF MINERALS PROCESSED BY SUPPLIER-REPORTED SMELTERS AND REFINERS

Angola	Malaysia
Argentina	Mongolia
Australia	Mozambique
Austria	Myanmar
Belgium	Namibia
Bolivia	Netherlands
Brazil	Nigeria
Burundi	Peru
Canada	Portugal
Central African Republic	Republic of Congo
Chile	Russia
China	Rwanda
Colombia	Sierra Leone
Cote D'Ivoire	Singapore
Czech Republic	Slovakia
Djibouti	South Africa
Egypt	South Korea
Estonia	South Sudan
Ethiopia	Spain
France	Suriname
Germany	Switzerland
Guyana	Tanzania
Hungary	Taiwan
India	United Kingdom
Indonesia	United States of America
Ireland	Uganda
Israel	Vietnam
Japan	Zambia
Kazakhstan	Zimbabwe
Kenya
Laos
Luxembourg
Madagascar